LifeVantage Announces New $7 Million Share Repurchase Program

Salt Lake City, UT, November 6, 2014, LifeVantage Corporation (NASDAQ: LFVN) announced today that its Board of Directors has approved up to $7 million in stock repurchases. The Company expects to fund the repurchase program through cash on hand and future cash flow from operations. In October 2014, LifeVantage completed its previous $4 million share repurchase program announced in June 2014, having repurchased a total of approximately 3 million shares.

Douglas C. Robinson, President and Chief Executive Officer of LifeVantage stated, “With our healthy cash balance and ability to consistently generate solid cash flow from operations, we have the financial flexibility to make strategic investments in our business while enhancing shareholder value through share repurchases.”

The repurchase program permits LifeVantage to purchase shares from time to time through a variety of methods, including in the open market, through privately negotiated transactions or other means as determined by the company's management, in accordance with applicable securities laws. As part of the repurchase program, the Company anticipates entering into a pre-arranged stock repurchase plan which will operate in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934. Accordingly, transactions, if any, under the pre-arranged repurchase plan would be completed in accordance with the terms of the stock repurchase plan, including specified price, volume and timing conditions.

About LifeVantage Corporation
LifeVantage Corporation (Nasdaq:LFVN), is a leader in Nrf2 science and the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, the TrueScienceTM Anti-Aging Skin Care Regimen, Canine Health and the AXIOTM energy product line. The company is a science based network marketing company that is dedicated to visionary science that looks to transform health, wellness and anti-aging internally and externally at the cellular level. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah.

Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to" and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding our future revenue, operating income, operating margins, earnings per share, cash flow from operations, share repurchase activity and future investment and growth. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Investor Relations Contact:
Cindy England (801) 432-9036
Director of Investor Relations

-or-
John Mills (646) 277-1254
Partner, ICR INC